UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/15/2008

STEPAN COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093
(Address of principal executive offices, including zip code)

(847)446-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2008, the Board of Directors ("Board") of Stepan Company ("Stepan") adopted the First Amendment of the Stepan Company Management Incentive Plan (As Amended and Restated Effective as of January 1, 2005) (the "Plan"), effective as of January 1, 2008. The primary change in this First Amendment is to increase the maximum amount of the incentive award (the "Award") for Participants from 75 percent to 125 percent of the amount of the actual base salary payable to the Participant by Stepan for the calendar year for which the Award is made, for calendar years beginning on or after January 1, 2008. This First Amendment also provides the Board with the ability to amend the Plan in such respects as it deems advisable.

The descriptions of the First Amendment in this report are a summary of the First Amendment and are qualified in their entirety by the terms of the First Amendment. A copy of the First Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
    Exhibit Number: 10.1
    Description: First Amendment of the Stepan Company Management Incentive Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: September 16, 2008	By:	/s/ Kathleen O. Sherlock
Kathleen O. Sherlock
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	First Amendment of the Stepan Company Management Incentive Plan